UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

April 8, 2015

ProtoKinetix, Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-32917	94-3355026
State of Incorporation	Commission File Number	IRS Employer Identification No.

9176 South Pleasants Highway
St. Marys, West Virginia
26170  USA
Address of principal executive offices

304-299-5070
Telephone number, including
Area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐⁯Written communications pursuant to Rule 425 under the Securities Act
☐⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry Into a Material Definitive Agreement

On or about April 8, 2015, ProtoKinetix, Incorporated, a Nevada corporation (the "Company") entered into a Royalty Agreement (the "Agreement") between the Company and the Governors of the University of Alberta ("UAB") for the assignment of UAB's portion of certain patents and all rights associated therewith (the "Patent Rights").  The Agreement also grants UAB a royalty of 5% of the gross revenue from the assignment, manufacturing, sale, distribution, or licensing of the Patent Rights and any commercial products generated from the Patent Rights.  The Company has the irrevocable option to purchase the royalty for CAN $5,000,000 (approximately US $4,000,000) for two years from the earlier of the first date UAB publishes its research related to the Patent Rights or September 1, 2015.

Through this assignment, the Company has gained UAB's portion of US provisional patent application no. 62/007,626 related to the use of anti-aging glycopeptides to enhance beta cell health, survival and improve transplant outcomes, and all patents issuing from and claiming priority to such application.

The Patent Rights secure, amongst other things, key intellectual property rights to the Company's use of the AAGP™ lead compound in regenerative medicine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 14th day of April 2015.

ProtoKinetix, Incorporated

By:	/s/ Clarence E. Smith
Clarence E. Smith, President & CEO